SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)..........October 1, 1998

                          STONE & WEBSTER, INCORPORATED
             (Exact name of registrant as specified in its charter)

               Delaware                  1-1228             13-5416910
   (State or other jurisdiction     (Commission File      (IRS Employer
          of incorporation)              Number)              Number)

             245 Summer Street, Boston, MA                  02210
        (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (617) 589-5111

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Form 8-K                                2          Stone & Webster, Incorporated

Item 2.  Acquisition or Disposition of Assets.

     On October 1, 1998, the registrant's subsidiary, Commercial Cold Storage, Inc. ("Commercial"), acquired from William J. Blair, III, and William B. Squire all of the outstanding stock of seven companies that comprise The Nordic Group ("Nordic"). Neither Mr. Blair nor Mr. Squire had any prior relationship with the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer. Nordic owns eleven public refrigerated warehouses in North Carolina, South Carolina, Alabama, Mississippi, and Ohio. Commercial will continue to use the Nordic assets acquired to provide the same kinds of services.

     The purchase price for Nordic was approximately $75.0 million, which included approximately $36.1 million of bank debt and other liabilities of Nordic that Commercial repaid at closing, plus $3.5 million of Nordic working capital and approximately $1.5 million in other adjustments. The registrant and Commercial based the purchase price, which is subject to certain post-closing adjustments, on the fair market value of Nordic. In connection with this acquisition and for general corporate purposes, the registrant entered into revolving credit arrangements with two banks (Bank of America and Marine Midland
Bank) in late September 1998, and, on October 1, 1998, the registrant borrowed approximately $77.5 million under these facilities to fund the purchase price.

     The registrant issued a press release relating to this transaction on October 8, 1998, a copy of which is included in Exhibit 99 to this Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession-

     There is no material Plan of Acquisition to be filed herewith. Registrant believes that neither the purchase agreement relating to the above-described acquisition, nor any schedule thereto, is material; the registrant hereby undertakes to furnish a copy of such agreement and its schedules to the Commission upon request.

(4)  Instruments defining the rights of security holders, including indentures -

     As of October 1, 1998, registrant and its subsidiaries had outstanding long-term debt (excluding current portion) totaling approximately $22,500,000 principally in connection with mortgages relating to real property for a subsidiary's office building, and in connection with capitalized lease commitments for the acquisition of certain computer equipment. None of these agreements are filed herewith because the amount of indebtedness authorized under each such agreement does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis; the registrant hereby undertakes to furnish copies of such agreements to the Commission upon request.

(99)  Text of registrant's press release dated October 8, 1998


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Form 8-K                                3          Stone & Webster, Incorporated


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   STONE & WEBSTER, INCORPORATED




                                   By:  THOMAS L. LANGFORD
                                        Thomas L. Langford
                                        Executive Vice President

Date:  October 15, 1998













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